EXHIBIT 21.1
SUBSIDIARIES OF CHUO MITSUI TRUST HOLDINGS, INC.

Name	Jurisdiction of Incorporation

The Chuo Mitsui Trust and Banking Company, Limited	Japan
Chuo Mitsui Asset Trust and Banking Company, Limited	Japan
Chuo Mitsui Asset Management Company, Limited	Japan
Chuo Mitsui Capital Company, Limited	Japan
Chuo Mitsui Information Technology Co., Ltd.	Japan
CMTB Facilities Company, Limited	Japan
Chuo Mitsui Business Co., Ltd.	Japan
Chuo Mitsui Loan Business Company, Limited	Japan
CMTB Equity Investments Co., Ltd.	Japan
Chuo Mitsui Guarantee Co., Ltd.	Japan
Chuo Mitsui Card Co., Ltd.	Japan
Chuo Mitsui Realty Company, Limited	Japan
Chuo Mitsui Finance Service Co., Ltd.	Japan
Tokyo Securities Transfer Agent Co., Ltd	Japan
Chuo Mitsui Trust Realty Company, Limited	Japan
MTH Preferred Capital 1 (Cayman) Limited	Cayman Islands
MTH Preferred Capital 3 (Cayman) Limited	Cayman Islands
MTH Preferred Capital 4 (Cayman) Limited	Cayman Islands
MTH Preferred Capital 5 (Cayman) Limited	Cayman Islands
CMTH Preferred Capital 6 (Cayman) Limited	Cayman Islands
CMTH Preferred Capital 7 (Cayman) Limited	Cayman Islands
Chuo Mitsui Trust International Ltd.	United Kingdom
Chuo Mitsui Investments, Inc.	United States
Chuo Mitsui Investments Singapore Pte. Ltd.	Singapore
Chuo Mitsui Investments Hong Kong Limited	Hong Kong
The Chuo Mitsui Trust and Banking Company, Limited Principal-guaranteed money trust	Japan
The Chuo Mitsui Trust and Banking Company, Limited Loan trust	Japan
CHUO MITSUI Private Equity Investment Partnership I	Japan
CHUO MITSUI Private Equity Partners Investment Limited Partnership II	Japan
CHUO MITSUI Private Equity Partners Investment Limited Partnership VI	Japan
CHUO MITSUI Private Equity Partners Investment Partnership VII	Japan
CHUO MITSUI Private Equity Partners Investment Limited Partnership VII α	Japan
CHUO MITSUI Private Equity Partners Investment Partnership VII β	Japan
CHUO MITSUI High Yield Strategy Investment Limited Partnership I	Japan
CHUO MITSUI High Yield Strategy Investment Partnership I α	Japan
CHUO MITSUI Venture Capital Investment Limited Partnership I	Japan
CHUO MITSUI Venture Capital Investment Limited Partnership II	Japan
CHUO MITSUI Growth Capital Investment Limited Partnership	Japan
CHUO MITSUI Growth Capital Investment Limited Partnership II	Japan
CHUO MITSUI Growth Capital Investment Limited Partnership III	Japan
CHUO MITSUI Fund of Funds Investment Limited Partnership I	Japan
CHUO MITSUI Fund of Funds Investment Limited Partnership II	Japan
CMC Strategic Solution Investment Partnership I	Japan
CMTB Housing Loans Securitization Vehicle 1	Japan
CMTB Housing Loans Securitization Vehicle 2	Japan
CMTB Housing Loans Securitization Vehicle 3	Japan
CMTB Housing Loans Securitization Vehicle 4	Japan
CMTB Housing Loans Securitization Vehicle 5	Japan
CMTB Housing Loans Securitization Vehicle 6	Japan

CMTB Housing Loans Securitization Vehicle 7	Japan
CMTB Housing Loans Securitization Vehicle 8	Japan
CMTB Housing Loans Securitization Vehicle 9	Japan